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                                                                    EXHIBIT 99.1

                                 [NEWS RELEASE]

FOR:                       ACTION PRODUCTS INTERNATIONAL, INC.

CONTACTS:                  Ronald Kaplan, CEO
                           Robert Burrows, CFO
                           (407) 481-8007
                           investor@apii.com
                           Greg Zesinger (Media Contact)
                           (407) 481-8007 x 722
                           gzesinger@apii.com

             ACTION PRODUCTS TO APPEAL NASDAQ DELISTING NOTIFICATION

ORLANDO, FL -- October 21, 2002 -- (PR Newswire) - - Action Products International Inc. (Nasdaq-SC: APII), today announced that the NASDAQ Listing Qualifications Department ("the Staff") has notified the Company that it is not in compliance with the requirements of NASD Marketplace Rule 4310(c)(2)(B) for continued listing of its securities on Nasdaq's SmallCap Market. This rule requires the Company to have a minimum of $2,000,000 in net tangible assets or $2,500,000 in stockholders' equity or a market value of listed securities of $35,000,000 or $500,000 of net income from continuing operations for the most recent completed fiscal year (or two of the three most recently completed fiscal years). The Company has historically satisfied its requirements under this rule by meeting the minimum value for net tangible assets or stockholders' equity. Based on the Company's last filed quarterly report on Form 10-QSB for the period ended June 30, 2002, the Company's net tangible assets and stockholders equity were $1,630,400 and $2,412,800, respectively. Consequently, Action Products' common stock is subject to delisting from The NASDAQ SmallCap Market.

Pursuant to NASD Marketplace Rules, the Company intends to appeal the Staff's determination before a NASDAQ Listing Qualifications Panel ("the Panel"). The hearing is required to take place within 45 days of the Company's request. The Company's hearing request automatically delays the delisting pending the Panel's final review and determination of the appeal. Until the Panel's ultimate determination, Action Products' common shares will continue to be traded on the NASDAQ SmallCap Market.

While there are no guarantees that the Company's appeal will be successful, the Company believes that based upon the reductions in its expenses and operating costs that have been implemented this year, the financing options it is currently pursuing and the rapid approach of the biggest retail period of the year (i.e., the Christmas season), that the Company will be able to
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set forth a satisfactory plan to the Panel to come back into compliance with the
NASD Marketplace Rules and to maintain its listing on Nasdaq's SmallCap Market.

ABOUT ACTION PRODUCTS INTERNATIONAL, INC.

Action Products International, Inc. is a toy manufacturer emphasizing educational and non-violent products, including Jay Jay The Jet Plane Wooden Adventure System(TM), I Dig Dinosaurs(R) and I Dig Treasures(R) excavation activity kits, Space Voyagers(R) ("The most authentic Space Toys on Earth"), Climb@Tron(TM) window-climbing robots, Thomas & Friends(TM) Creative Play arts and crafts kits, Play and Store(TM) themed playsets and Drop Zone Extreme(TM) parachute toys. Its products are marketed and sold to toy stores, specialty retailers, Internet retailers, museums, zoos, theme parks, attractions, catalog companies, and educational markets in the United States and worldwide.

Additional information on Action Products and its toys is available via email at marketing@apii.com or by visiting the World Wide Web at www.apii.com

                   For additional information, please contact:

         Ronald Kaplan, CEO, or Robert Burrows, CFO at (407) 481-8007

                                       or

RJ Falkner & Company, Investor Relations Counsel at (800) 377-9893 or via e-mail at info@rjfalkner.com

                                      # # #

 NOTE: Any statements that are not historical facts contained in this release are forward-looking statements. It is possible that the assumptions made by management for purposes of such statements may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, the effect of economic conditions, and intellectual property rights and the outcome of competitive products, risks in product development, the results of financing effort, the ability to complete transactions, and other risks identified in this release and the Company's Securities and Exchange Commission filings.

This press release and prior releases are available at www.apii.com.